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EXHIBIT 10.1



                            STOCK EXCHANGE AGREEMENT
                            ------------------------

         This Stock Exchange Agreement (the "Agreement") dated the 7th day of January, 2002 is by and between The International Monetary Reserve ("IMR"), a foreign corporation and Adatom.com Corp. ("ADTM"), a Delaware corporation traded OTC under the symbol "ADTM."

         NOW, THEREFORE, in consideration of and in reliance on the mutual promises and representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IMR and ADTM agree as follows:


1.0 IMR shall acquire 25,000,000 newly issued shares (subject to Regulation S of the Securities Act Rules) of ADTM (representing control of ADTM) in exchange for 10,000 common unrestricted shares of Global Reserve Corp (USA OTC symbol:GLBR) valued at $238,800 USD based on the closing bid of $23.88 per share on Friday, December 21, 2001.

         IMR certifies that it is not an U.S. person and is not acquiring the securities for the account or benefit of any U.S. person.

         IMR has been informed and agrees that the offer and sale of ADTM securities under this Agreement has been made pursuant to Regulation S and that the resale and/or transfer of such securities is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration; and that hedging transactions may not be conducted unless in compliance with the Act.

2.0 The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to closing, duly authorized by all requisite corporate actions on the part of IMR and ADTM. This Agreement has been duly executed and delivered by IMR and ADTM and constitutes the valid, binding, and enforceable obligation of IMR and ADTM. Both parties will provide copies of corporate resolutions authorizing the Agreement to the other party prior to the closing of this Agreement.

3.0 The parties specifically agree to execute or cause to be executed as reasonably requested by any other party from time to time such instruments and documents as may be necessary in order to carry out and effectuate the purposes of this Agreement. The parties agree to execute and deliver, simultaneously with the execution of this Agreement, a hold-harmless agreement between IMR and ADTM.
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         Further, at closing, ADTM will elect Elvira Gamboa, President of IMR, to its current board of directors.

4.0 Gordon Lee, President of ADTM, will deliver all books and records of ADTM, on floppy disk, to Elvira Gamboa, President of IMR, at closing at 1156 Shadow Hill Way, Beverly Hills, California at 4:00 P.M. on January 2, 2002. ADTM represents, and IMR agrees, that ADTM is being sold on an "as is" basis. This is the entire agreement of the parties and supercedes any previous verbal or written negotiations. Any changes or amendments of this agreement are not effective unless in writing and signed by all parties. There are no verbal or written representations or warranties of any kind made by Lee or ADTM in conjunction with this transaction.

         IMR represents that, by virtue of it respective economic bargaining power or otherwise, it has had access to or have been furnished with, prior to or concurrently with closing, information necessary to make an informed decision under this Agreement, and that it has had the opportunity to ask questions of and receive answers from ADTM's officers and directors, or any party acting on their behalf, concerning the business of ADTM and that they have had the opportunity to obtain any additional information, to the extent that ADTM possesses such information or can acquire it without unreasonable expense or effort, necessary to verify the accuracy of information obtained or furnished by ADTM.

         IMR has been informed and agrees that there are a number of lawsuits pending against ADTM for non-payment of past due invoices, etc., which are from ADTM's past business of e-commerce and B2B. These lawsuits have not been resolved and continue as a corporate obligation for the new management of ADTM.

5.0 Notwithstanding the obligations set forth in paragraph 1.0 of the Agreement, IMR will deliver to ADTM US$5,000 in cash or cashier's check drawn on a California bank on January 2, 2002, and 1,000 shares of GLBR, within thirty days of the execution of this Agreement. ADTM will deliver said consideration to Lee, which will settle all debts and obligations between ADTM and Lee as contemplated by the Agreement.

         In an individual capacity, Lee hereby agrees to grant IMR a one-month option to purchase the 1,000 shares of GLBR from him for $15,000. Should IMR not exercise its option, Lee agrees to sell the 1,000 shares at the rate of 100 shares every two weeks maximum.



[signatures begin on the next page]
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/s/ Gordon Lee                              /s/ Elvira Gamboa
- --------------                              -----------------
Gordon Lee, President                       Elvira Gamboa, President

Adatom.com Corp.                            The International Monetary Reserve



/s/ Gordon Lee
- ---------------
Gordon Lee, an Individual

Beverly Hills, California (USA)